Exhibit 10.2

Altair International Corp. Announces License and Royalty Agreement with St-Georges Eco-Mining Corp.

PITTSBURGH, PA – February 16, 2021 (GLOBE NEWSWIRE) -- Altair International Corp. (“Altair” or the “Company”) (OTC: ATAO) announced today the signing of a License and Royalty Agreement with St-Georges Eco-Mining Corp. and St-Georges Metallurgy Corp. (“St-Georges” or “SX”), entities which are developing new technologies to solve some of the most common environmental problems in the mining industry.

The agreement, dated February 11, 2021, calls for Altair to license St-Georges Metallurgy’s patent-pending extraction methods and technology in separation, recovery, and purification of lithium and to act as an agent of St-Georges’ developing technology in battery recycling.

Pursuant to the License and Royalty Agreement, St-Georges Metallurgy Corp. will grant Altair a non-exclusive license to use the Lithium Extraction Technology for any of Altair’s lithium-bearing prospects in the United States. In exchange for the license, Altair has agreed to grant SX a 5% net revenue royalty on all metals and minerals extracted and processed using any of St-Georges methods or technologies. This royalty will apply to all current and future properties in the United States in which Altair has claims.

In addition, SX will provide Altair with full access to its EV Battery Recycling Technology for the purpose of Altair acting as exclusive master agent to promote the licensing and deployment of the EV Battery Recycling Technology. Altair has the right to appoint sub-agents, each of which will enter into an agency agreement with SX and Altair. In exchange for acting as master agent, SX has agreed to grant Altair a 1% trailer fee on any royalty received by SX from the licensing of the EV Battery Recycling Technology to licensees brought by Altair or its sub-agents. The License and Royalty Agreement may be terminated by mutual written consent of the parties.

Mr. Leonard Lovallo, President and CEO of Altair, stated: "We are excited to announce this License and Royalty Agreement with St-Georges, as Altair continues its expansion into the mineral resource and energy sectors, and acquires technologies directly related to these industries. We expect the lithium extraction technology to have a significant positive impact on the mining operations of our properties in the United States. Furthermore, with the continued growth of the electric vehicle industry in the United States and elsewhere, we predict significant opportunity to license the EV Battery Recycling Technology to numerous end users,” concluded Mr. Lovallo.

About Altair International Corp.

Altair International Corp (OTC Markets: ATAO) is a diversified holding company whose strategy is to acquire interests in a range of profitable ventures within the Energy and Minerals sector.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Altair International Corp., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION, please visit the company’s website at: altairinternationalcorp.com, or contact:

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

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New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com